Exhibit 99.1

FOR IMMEDIATE RELEASE

DocGo Names Lee Bienstock as Chief Operating Officer to Drive Strategic Expansion

Bienstock joins DocGo from Google, where he most recently served as Global Head of Enterprise Partnerships, Devices and Services

NEW YORK, March 14, 2022—DocGo, a leading provider of last-mile mobile health services and integrated medical mobility solutions (Nasdaq:DCGO), announced today the hiring of Lee Bienstock as the company’s new Chief Operating Officer. Mr. Bienstock joins DocGo after ten years at Google, where he held key leadership roles, which included the launching of Google Fiber, driving early growth in Google’s Search and YouTube advertising businesses, and most recently developing and executing strategic initiatives for Google’s growing suite of connected devices.

“At DocGo, we continue to invest in our future by hiring the best and the brightest talent to help drive our growth as a world-class provider of mobile healthcare services, and we are delighted that Lee is joining our team,” said Stan Vashovsky, Chief Executive Officer of DocGo. “Lee is a seasoned executive with a proven track record of scaling businesses for profitable growth. As we grow our market footprint, expand our Mobile Health initiatives, introduce new technologies and launch our B2C offering, Lee’s wealth of experience and unique perspectives will be a key contributor to our ongoing growth and success.”

DocGo’s mobile first healthcare model – both its Mobile Health and Medical Transportation solutions – continue to gain traction in the market, with the company entering nine new markets in the past twelve months. DocGo has provided services in 29 states and the U.K. with plans to expand to additional states in the months ahead.

“The delivery of healthcare has certainly evolved over the last few years, and the many innovations and technology enabled solutions that helped scale access to care and better patient experiences will endure long after this pandemic has subsided,” said Bienstock. “DocGo has been at the forefront of this evolution - bringing care to where it is needed, when it is needed - including bringing outstanding and accessible care to underserved populations. I couldn't be more excited to be joining the incredibly talented DocGo team. I look forward to helping serve our patients, to helping make DocGo the best place in healthcare to work, and to helping us to continue to be the best partner in the industry to innovate with.”

About DocGo

DocGo is a leading provider of last-mile mobile care services and integrated medical mobility solutions. DocGo is disrupting the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo's innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient's home or workplace. Together with DocGo's integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care.  For more information, please visit www.docgo.com.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as "may", "will", "expect", "intend", "plan", "potential", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "predict" "project", "aim", "goal", “outlook”, “guidance”, and similar words, phrases or expressions. These forward-looking statements are based on management's current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Janine Warner

Crowe PR

docgo@crowepr.com

(646) 916-5314

Investor Contacts:

Steven Halper

LifeSci Advisors

shalper@lifesciadvisors.com

or

ir@docgo.com

646-876-6455